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CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-37049), Form S-8 (No. 333-11691) and Form S-3 (No. 333-25323) of Cytoclonal Pharmaceutics Inc. of our report dated
February 6, 1998, except for Note K[2] as to which the date is April 13, 1998, which is included in the annual report on Form 10-KSB for the year ended December 31, 1997.


/s/ Richard A. Eisner & Company, LLP

New York, New York
April 14, 1998